Exhibit 99.1

HanesBrands

1000 East Hanes Mill Road

Winston-Salem, NC 27105

(336) 519-8080

FOR IMMEDIATE RELEASE

News Media, contact:	Matt Hall, (336) 519-3386
Analysts and Investors, contact:	T.C. Robillard, (336) 519-2115

HANESBRANDS ANNOUNCES OFFERING OF SENIOR NOTES

WINSTON-SALEM, N.C. (April 30, 2020) – HanesBrands (NYSE: HBI) announced today that it is planning to offer $500 million aggregate principal amount of senior unsecured notes due 2025 in a private offering that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), subject to market and other customary conditions. The notes will be senior unsecured obligations of HanesBrands and will be guaranteed on a senior unsecured basis by certain of HanesBrands’ domestic subsidiaries that guarantee its credit facilities or certain other indebtedness.

HanesBrands currently intends to use the net proceeds from the offering to repay the outstanding borrowings under its revolving loan facility, to pay related fees and expenses, and, the remainder, for general corporate purposes.

The notes and the related guarantees will be offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act, and to non-U.S. persons in reliance on Regulation S under the Securities Act. The offer and sale of the notes and the related guarantees have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and may not be offered or sold absent registration or an applicable exemption from the registration requirements under the Securities Act and any applicable securities laws of any state or other jurisdiction.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the notes, nor shall there be any sale of the notes in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This press release is being issued pursuant to and in accordance with Rule 135(c) under the Securities Act.

HanesBrands Announces Offering of Senior Notes – Page 2

Cautionary Statement Concerning Forward-Looking Statements

Statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding the proposed terms of the offering of notes, the timing of the offering of notes and the anticipated use of proceeds therefrom. These forward-looking statements are made only as of the date of this release and are based on HanesBrands’ current intent, beliefs, plans and expectations. Readers are cautioned not to place any undue reliance on any forward-looking statements. Forward-looking statements necessarily involve risks and uncertainties, many of which are outside of our control, that could cause actual results to differ materially from such statements and from our historical results and experience. These risks and uncertainties include market conditions, the potential effects of the COVID-19 outbreak, including on consumer spending, global supply chains and the financial markets, and our ability to consummate the proposed offering of notes on the terms or timeline contemplated or at all and the risks identified from time to time in HanesBrands’ most recent Securities and Exchange Commission reports, including the 2019 Annual Report on Form 10-K, quarterly reports on Form 10-Q, press releases and other communications. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Any forward-looking statement speaks only as of the date on which such statement is made. HanesBrands undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, or to reflect changed assumptions or the occurrence of future events or otherwise, other than as required by law.

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